                                                                      EXHIBIT 99


                    FIRST AMENDMENT TO INVESTMENT AGREEMENT


                                    Between


                              CYTOGEN CORPORATION


                                      and


                              FLETCHER FUND, L.P.


                     --------------------------------------



                           Dated as of April 26, 1996

          THIS FIRST AMENDMENT TO INVESTMENT AGREEMENT (this "Amendment") is dated as of April 26, 1996 between FLETCHER FUND, L.P., a Delaware limited partnership (the "Investor"), and CYTOGEN CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Company").

          WHEREAS, the Investor and the Company have entered into that certain Investment Agreement dated as of September 8, 1995 (the "Investment Agreement") pursuant to which (a) the Investor acquired 665,352 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company and (b) the parties agreed that the Company will have the right to sell, from time to time, shares of Common Stock to the Investor and the Investor will have the obligation to purchase such shares, pursuant to certain Put Rights, on the terms and subject to the conditions set forth in the Investment Agreement;

          WHEREAS, on March 12, 1996, the Company delivered to the Investor an exercise notice (the "Exercise Notice") whereby the Company exercised one (1) Put Right to sell to the Investor an additional 225,000 shares of Common Stock; and

          WHEREAS, in consideration for the execution, delivery and performance of this Amendment, the Company has agreed to withdraw the Exercise Notice and the Investor has agreed, among other things, to extend the Expiration Date of the Put Rights;

          NOW, THEREFORE, the parties hereto intending to be legally bound hereby agree as follows:

          Section 1. All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Investment Agreement.

          Section 2.  The defined term "Trading Price" contained in Section
2.1.1 of the Investment Agreement is hereby deleted and amended and restated to read in its entirety as follows:

                    " 'Trading Price'" shall mean the lesser of (a) 101% of the average of the daily volume weighted average price (rounded to the nearest thousandth of a dollar) of the Common Stock as reported on Nasdaq (as published by Bloomberg Financial Markets) during the Pricing Period or (b) 101% of the average of the daily volume weighted average price (rounded to the nearest thousandth of a dollar) of the Common Stock as reported on Nasdaq (as published by Bloomberg Financial Markets) during the last three (3) Business Days of the Pricing Period."

          Section 3. Sections 2.1.2(a), (b) and (f) of the Investment Agreement are hereby deleted and amended and restated to read in their entirety as follows:

                    "(a) Subject to the terms and conditions set forth herein, the Company shall have the right (each, a "Put Right") to issue and sell to the Investor pursuant to the Registration Statement under the Securities Act, and the Investor shall be obligated to purchase, an aggregate of 225,000 shares of Common Stock (as adjusted in accordance with the terms of this Agreement), from time to time and at any time, upon delivery by the Company to the Investor of a written notice (the "Put Notice"); provided, however, that, except as provided in Section
                         --------  -------
          2.1.2(d) hereof, the Company shall not exercise more than three (3) Put Rights during the period beginning on October 13, 1995 and ending on December 15, 1996 (the "Expiration Date"), except that a Put Right exercise that is terminated as a result of an Exercise Termination (defined below) shall not be counted as the exercise of a Put Right and shall not reduce the number of Put Rights thereafter available for exercise; and provided, further, that the Company shall have the right
                        --------  -------
          to set forth in the Put Notice the minimum Trading Price below which the Company shall no longer be obligated to sell the Put Shares pursuant to the applicable Put Notice (the "Minimum Acceptable Price"). If the Trading Price is below the Minimum Acceptable Price, the Company's obligation to issue and sell the Put Shares and the Investor's obligation to purchase the Put Shares under the applicable Put Notice shall terminate (an "Exercise Termination"), unless the Investor elects to purchase the Put Shares at the Minimum Acceptable Price or the parties otherwise agree in accordance with the provisions of Section 2.1.2(f) hereof. Except in the case of an Exercise Termination, by delivery of the Put Notice, the Company shall be obligated to sell to the Investor, and the Investor shall be obligated to purchase from the Company (even if the related Put Closing Date (defined below) occurs after the Expiration Date), at the applicable Trading Price, that number of shares of Common Stock (the "Put Shares" and together with the Initial Shares, collectively, the "Shares") equal to the Final Put Amount (defined below). Each purchase of the Put Shares shall occur on the related Put Closing Date."

                    "(b)      To exercise a Put Right, the Company shall, on any
          Business Day, deliver a Put

          Notice to the Investor, at the address of the Investor specified in
          Section 7.5 hereof, specifying (i) the number of shares of Common Stock to be sold by the Company upon exercise of the Put Right (the "Put Amount"), which, except as provided in Sections 2.1.2(d) and (e) hereof, shall be 225,000 shares and (ii) the Minimum Acceptable Price. No Put Notice shall be delivered on any date subsequent to the Expiration Date and, without the Investor's prior consent, not more than one Put Right may be exercised during any period of twenty-five
          (25) consecutive Business Days. Without the Investor's prior consent, no Put Notice shall be delivered if any person shall have (i) publicly announced a tender offer or exchange offer for all the Common Stock,
          (ii) publicly announced plans for a merger or consolidation in which the Company is not the surviving entity, or a potential change in control of the Company, or (iii) publicly announced the delisting of the Common Stock from Nasdaq, until the tender offer, exchange offer, merger or consolidation is completed or the Common Stock is again listed on a national securities exchange."

                    "(f) No later than 11:00 a.m. on the next Business Day following the last Business Day of each Pricing Period, the Company shall notify the Investor of the applicable Trading Price for such Pricing Period. If the Trading Price is below the Minimum Acceptable Price, the Company's obligation to issue and sell the Put Shares and the Investor's obligation to purchase the Put Shares under the applicable Put Notice shall terminate, unless (i) the Investor elects to purchase the Put Shares at the Minimum Acceptable Price, in which case the Company shall be obligated to sell such Put Shares at the Minimum Acceptable Price or (ii) the parties otherwise agree to proceed with the sale and purchase, in each case, such agreement to occur no later than 5:00 p.m. on the next Business Day following the last Business Day of the applicable Pricing Period. If the parties proceed with the sale and purchase pursuant to the terms of Section 2.1.2(f)(i) or (f)(ii) hereof, the Closing shall occur in accordance with Section 2.1.3 hereof. If the Investor does not elect to purchase the Put Shares pursuant to Section 2.1.2(f)(i) or if the parties do not agree to proceed with the sale and purchase pursuant to the terms of Section 2.1.2(f)(ii), then the Put Right exercise that is the subject of the Exercise Termination shall not be counted as the exercise of a Put Right and shall not reduce the number of Put Rights thereafter available for exercise. In the event of a dispute between the Company and the Investor concerning the Trading Price, which cannot in good faith be resolved between the Company and the Investor, the Company shall appoint a firm of independent certified public accountants of recognized national standing or other independent third party agreed upon by the Company and the Investor, which shall give their opinion upon the determination of the Trading Price, which opinion shall be conclusive."

          Section 4. Section 3.1(c) of the Investment Agreement is hereby deleted and amended and restated to read in its entirety as follows:

                    "(c)  Capitalization.  As of March 29, 1996, the authorized
                          --------------
          capital stock of the Company consists of (i) 69,600,000 shares of Common Stock, of which 47,135,094 shares were issued and outstanding; and (ii) 5,400,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock"), of which as of the close of business on March 29, 1996, no shares were issued and outstanding. All of such outstanding shares of Common Stock have been validly issued and are fully paid and nonassessable. No shares of Common Stock are entitled to preemptive rights. Except as disclosed in Schedule 3.1(c) attached hereto, as of March 29, 1996, there are no outstanding options, warrants, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe for, or commitments to purchase or acquire, any shares or securities or rights convertible into shares, of capital stock of the Company. The Company has furnished to the Investor true and correct copies of the Company's Amended and Restated Certificate of Incorporation as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as amended, as in effect on the date hereof (the "By-laws")."

Schedule 3.1(c) to the Investment Agreement is amended and restated to provide the required information to the Investor as of the date of this Amendment, as more fully set forth on Schedule 3.1(c) attached hereto.

          Section 5. Upon effectiveness of this Amendment, each reference in the Investment Agreement to "this Agreement", "hereunder", "hereof", "herein" and words of like import shall mean and be a reference to the Investment Agreement as amended hereby. Except as specifically set forth herein, the terms and conditions of the Investment Agreement remain unchanged and in full force and effect.


          Section 6. The Investor hereby acknowledges that the Company proposes to amend its Certificate of Incorporation to increase the total number of authorized shares of capital stock from 75,000,000 shares to 95,000,000 shares and to increase the total number of authorized shares of Common Stock from 69,600,000 shares to 89,600,000 shares (the "COI Amendment"), upon receipt of the requisite stockholder approval. The Investor hereby consents to the COI Amendment and waives any rights it may have under Section 4.2 of the Investment Agreement in respect of the COI Amendment.

          Section 7. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other party within five days of the execution and delivery hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date hereof.

                         CYTOGEN CORPORATION



                         By:/s/ T. Jerome Madison
                            ------------------------------
                           Name:   T. Jerome Madison
                           Title: Vice President, Chief Financial Officer and Secretary


                         FLETCHER FUND, L.P.
                              By: Fletcher Asset Management, Inc.,
                                  its general partner


                              By:/s/ Alphonse Fletcher, Jr.
                                 --------------------------
                              Name: Alphonse Fletcher, Jr.
                              Title:  Chairman

                                                   Schedule 3.1(c)

                                Capitalization
                                --------------

                                    Outstanding at
                                     March 29, 1996
                                     ---------------
1. Options to Purchase Shares
    of Common Stock                       3,654,253

2. Warrants to Purchase Shares
    of Common Stock                       4,291,742

3. Put rights to sell Shares of
    Common Stock pursuant to Regulation
    S of the Securities Act*                 729,394

4. 149,454 shares remained to be issued to Cellcor stockholders who had not yet tendered their shares for exchange in connection with the Company's acquisition of Cellcor consummated on
    October 20, 1995.

__________________________________

* The closing of the sale of these shares is scheduled to occur on April 4, 1996. The aggregate purchase price for these shares is $5,000,000.


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